                                                                  Exhibit 99.2


                             INT'L.com, Inc.
                         492 Old Connecticut Path
                      Framingham, Massachusetts 01701

                     SPECIAL MEETING OF STOCKHOLDERS
          TO BE HELD ON _____________, _______________, 2000

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Roger O. Jeanty and Steven L. Fingerhood and each of them the proxies of the undersigned, with power of substitution to each of them, to vote all shares of INT'L.com, Inc., a Delaware corporation ("INT'L.com"), which the undersigned is entitled to vote at a Special Meeting of Stockholders of INT'L.com to be held on ______________, ______________, 2000, at 10:00 a.m. (local time) at 492 Old Connecticut Path, Framingham, Massachusetts 01701 (the "Meeting").

     In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment thereof.

           (Continued and to be dated and signed on reverse side)

SEE REVERSE SIDE                                             SEE REVERSE SIDE

/x/  Please mark votes as in this example.

     The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal specified below, this proxy will be voted FOR such proposal.

     1. To approve and adopt the merger and the Agreement and Plan of Reorganization, dated as of January 19, 2000, among Lionbridge Technologies, Inc., a Delaware corporation, LTI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Lionbridge, and INT'L.com, that will result in INT'L.com becoming a wholly owned subsidiary of Lionbridge (the "Merger").

         /  /  FOR         /  /  AGAINST         /  /  ABSTAIN

     2. To approve the appointment of Steven L. Fingerhood, currently the Chief Strategic Officer and Chairman of the board of directors of INT'L.com, as the indemnification representative to act on behalf of the INT'L.com stockholders in connection with the Merger and the Escrow Agreement referred to in the Agreement and Plan of Reorganization.

         /  /  FOR         /  /  WITHHELD

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting, including without limitation, potential adjournments or postponements of the Meeting for the purpose of soliciting additional proxies in order to approve and adopt the merger and the Agreement and Plan of Reorganization.

         /  /  FOR         /  /  AGAINST         /  /  ABSTAIN

MARK HERE FOR ADDRESS CHANGE
OR COMMENT AND NOTE AT LEFT  /  /

     The INT'L.com board of directors recommend that you vote FOR each of the proposals.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID
ENVELOPE.

     The signature on this Proxy should correspond exactly with stockholder's name as printed to the left. In the case of joint tenancies, co-executors or co-trustees, both should sign. Persons signing as Attorney, Executor, Trustee, Administrator or Guardian should give their full title.


Signature:                                                Date:
           --------------------------------------------        ---------------


Signature:                                                Date:
           --------------------------------------------        ---------------